Exhibit 99.3
Fourth Quarter 2010 Financial Results Supplement February 24, 2011

Table of contents

Quarterly GAAP net income (loss) 2010 results are not directly comparable to prior period1 1 On January 1, 2010, the company adopted new accounting standards related to transfers of financial assets and consolidation of variable interest entities (VIEs). As these changes in accounting principles were applied prospectively, the results of operations for 2010 are not directly comparable to the results of operations for the prior year, which reflect the accounting standards in effect during that time. Line 2: Provision for credit losses decreased in 4Q 2010 primarily due to a decrease in impaired loan inflows, including new loan modifications treated as Troubled Debt Restructurings, partially offset by worsening loss severity rates. Line 5: Derivative gains for 4Q 2010 were driven by gains on the net pay-fixed swap portfolio, partially offset by losses on the net call swaption portfolio, as long-term swap interest rates increased in the fourth quarter. Line 6: Net impairment of available for sale (AFS) securities increased in 4Q 2010 primarily due to higher estimated collateral losses, reflecting declines in actual home prices and the company's expectation that national home prices will continue to decline in 2011, as well as rising interest rates. Increased interest rates also caused a reduction in expected credit enhancements available to absorb future collateral losses.

Full-Year GAAP net income (loss) 2010 results are not directly comparable to prior period1 1 On January 1, 2010, the company adopted new accounting standards related to transfers of financial assets and consolidation of variable interest entities (VIEs). As these changes in accounting principles were applied prospectively, the results of operations for 2010 are not directly comparable to the results of operations for the prior year, which reflect the accounting standards in effect during that time. 2 Includes a pre-tax $1.0 billion increase in the company's provision for credit losses that is associated with an out-of-period adjustment related to 2009. For further details related to the out-of-period adjustment, see "NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Basis of Presentation - Out-of-Period Accounting Adjustment" in the company's Annual Report on Form 10-K for the year ended December 31, 2010. Line 1: The quarterly trend of net interest income was relatively stable during 2010 despite declines in the average balances of mortgage- related securities and higher interest expense on seriously delinquent mortgage loans, as these impacts were offset by lower funding costs resulting from the replacement of substantial amounts of long-term debt at lower rates. Line 2: Provision for credit losses for 2010 remained at an elevated level primarily due to the effects of persistently high unemployment, continued softness in home prices and continued high serious delinquencies even as serious delinquency rates improved during 2010. Line 5: Derivative losses in 2010 reflects the effect on the company's net pay-fixed swap portfolio of a flattening yield curve as long-term swap interest rates declined. Line 6: Net impairment of available for sale (AFS) securities in 2010 reflects higher estimated collateral losses that were primarily driven by declines in home prices. Line 20: Total comprehensive income of $282 million for 2010 reflects improvement in other comprehensive income (OCI) of $14.3 billion that was primarily driven by net gains on AFS securities as long-term interest rates declined during the year. The change in OCI was partially offset by the 2010 net loss of $14.0 billion.

Total comprehensive income (loss) attributable to Freddie Mac 1 1 AOCI is the section of the balance sheet where the company records a portion of mark-to-market changes on its available-for-sale (AFS) securities. A B C = A + B

Treasury draw requests and dividend payments 1 Includes requested Treasury draw of $13.8 billion for 3Q 2008 and the initial liquidation preference of Freddie Mac's senior preferred stock of $1.0 billion. 2 On January 1, 2010, the company adopted accounting standards related to transfers of financial assets and consolidation of variable interest entities (VIEs), which resulted in a net decrease of $11.7 billion to total equity (deficit) as of January 1, 2010 and drove the decline in net worth for 1Q 2010. 3 Represents the draw requested based on Freddie Mac's net worth deficit for the quarter presented. Draw requests are funded in the subsequent quarter (e.g. $500 million request for 4Q 2010 will be funded in 1Q 2011). 4 Represents quarterly cash dividends paid by Freddie Mac during the quarter presented. Consistent with the terms of the Senior Preferred Stock Purchase Agreement, accrued dividends relating to 3Q 2008 were included in the quarterly dividend payment made by Freddie Mac on December 31, 2008. 5 The sum of quarterly dividends does not equal the cumulative total due to rounding. 2 $ Billions 1

Total equity and Purchase Agreement with Treasury 1 On January 1, 2010, the company adopted accounting standards related to transfers of financial assets and consolidation of variable interest entities (VIEs). The cumulative effect of these changes in accounting principles was a net decrease of $11.7 billion to total equity (deficit) as of January 1, 2010, which includes changes to the opening balance of retained earnings (accumulated deficit) and AOCI, net of taxes. 2 The Federal Housing Finance Agency (FHFA), as Conservator, will submit a draw request to the U.S. Department of the Treasury (Treasury) under the company's Senior Preferred Stock Purchase Agreement (Purchase Agreement) in the amount of $500 million, which the company expects to receive by March 31, 2011. As a result of this expected draw under the Purchase Agreement, the aggregate liquidation preference of the senior preferred stock will increase to $64.7 billion. As a result, Treasury will be entitled to annual cash dividends of $6.47 billion.

Loan loss reserves 1 1, 3 4 1 Includes allowance for loan losses and reserve for guarantee losses. Beginning January 1, 2010, the company's reserve for guarantee losses is included in other liabilities on the consolidated balance sheets as a result of the company's adoption of the new accounting standards related to transfers of financial assets and consolidation of variable interest entities (VIEs). 2 Includes amounts related to certain loans purchased under financial guarantees and reflected within losses on loans purchased on the company's consolidated statements of operations. 3 Includes an out-of-period adjustment which resulted in a pre-tax $1.3 billion increase in the company's provision for credit losses in the second quarter of 2010. For further details related to the out-of-period accounting adjustment, see "NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Basis of Presentation - Out-of-Period Accounting Adjustment" in the company's Annual Report on Form 10-K for the year ended December 31, 2010. 4 Total mortgage portfolio, excluding non-Freddie Mac securities. 3 2

Loan modifications Forbearance agreements Short sales and deed-in-lieu transactions Total Single-family loan workouts 1 Loan modifications involve adding outstanding indebtedness, such as delinquent interest, to the unpaid principal balance of the loan or changing other terms of a mortgage. Represents the number of completed modifications during the quarter. Includes completed loan modifications under HAMP; however, the number of such completions may differ from that reported by the MHA Program administrator in part due to differences in the timing of recognizing the completions by the company and the administrator. 2 Repayment plans are agreements between the servicer and a borrower that give the borrower a defined period of time to reinstate the mortgage by paying regular payments plus an additional agreed upon amount in repayment of the past due amount. Represents the number of borrowers that completed (made their last additional repayment amount) plans during the period and excludes those actively repaying. 3 Forbearance agreements are agreements between the servicer and the borrower where reduced payments or no payments are required during a defined period. Many borrowers complete a short-term forbearance agreement before another loan workout is pursued or completed. The company only reports forbearance activity for a single loan once during each quarterly period; however, a single loan may be included under separate forbearance agreements in separate periods. 4 Short sales are sales of mortgaged properties in which the homeowner sells the home at market value and the lender accepts proceeds (sometimes together with an additional payment or promissory note from the borrower) that are less than the outstanding mortgage indebtedness in full satisfaction of the loan. Deed-in-lieu transactions are an alternative to foreclosure in which the borrower voluntarily conveys title to the property to the lender and the lender accepts such title (sometimes together with an additional payment by the borrower) in full satisfaction of the mortgage indebtedness. 1 39,247 68,911 3 79,374 Home Retention Actions Foreclosure Alternatives 4 2 63,762 63,209 Repayment plans 132,616 275,256

Reperformance Rates of Single-family Loan Modifications (HAMP and non-HAMP) 1 Total Single-family loan modifications and reperformance rates Of the loans modified in 2Q 2009, 55% were current or less than 3 months past due 18 to 20 months post modification. Of the loans modified in 3Q 2010, 93% were current or less than 3 months past due 3 to 5 months post modification. 1 Includes completed loan modifications under HAMP. Excludes those loan modification activities for which the borrower has started the required process, but the modification has not been made permanent, or effective, such as loans in the trial period under HAMP. 2 Includes loans that have been paid-in-full or repurchased. 3 Loan modifications are recognized as completed in the quarterly period in which the servicer has reported the modification as effective and the agreement has been accepted by Freddie Mac, which in certain cases may be delayed by a backlog in servicer processing of modifications. 9k 16k 44k 50k 39k 37k Single-family Loan Modifications (HAMP and non-HAMP) 1

The UPB of loans subject to repurchase requests issued to our single-family seller/servicers declined from $4.2 billion as of December 31, 2009 to $3.8 billion as of December 31, 2010.2 During the years ended December 31, 2010 and 2009, Freddie Mac recovered amounts that covered losses with respect to $6.4 billion and $4.3 billion, respectively, of UPB of loans associated with repurchase requests. 1 Freddie Mac's contracts require that a seller/servicer repurchase a mortgage within 30 days after a repurchase request has been issued, unless the seller/servicer avails itself of an appeals process provided for in the contracts, in which case the deadline for repurchase is extended until Freddie Mac decides the appeal. 2 The actual amount the company collects on these requests and others that are made in the future could be significantly less than their UPB amounts because Freddie Mac expects many of these requests will be satisfied by reimbursement of the company's realized losses by seller/servicers, instead of repurchase of loans at their UPB, or may be rescinded in the course of the contractual appeals process. Based on historical loss experience and the fact that many of these loans are covered by credit enhancement, Freddie Mac expects the actual credit losses experienced by the company should it fail to collect on these repurchase requests would also be less than the UPB of the loans. Repurchase requests1

Administrative expenses and efficiency 1 Administrative expenses, expressed as a percentage of the average total mortgage portfolio. Basis points for the quarters are calculated on an annualized basis.

Purchase Agreement portfolio limits1 Indebtedness 1,3 ($ Billions) Mortgage Assets 1,2 ($ Billions) 1 The company's Purchase Agreement with Treasury limits the amount of mortgage assets the company can own and indebtedness it can incur. Under the Purchase Agreement, mortgage assets and indebtedness are calculated without giving effect to any change in the accounting standards related to the transfer of financial assets and consolidation of variable interest entities (VIEs) or any similar accounting standard. See the company's Annual Report on Form 10-K for the year ended December 31, 2010 for more information. 2 Represents the unpaid principal balance (UPB) of the company's mortgage-related investments portfolio. The company discloses its mortgage assets on this basis monthly in its Monthly Volume Summary reports, which are available on its Web site and in Current Reports on Form 8-K filed with the Securities and Exchange Commission (SEC). 3 Represents the par value of the company's (a) total debt, net; less (b) debt securities of consolidated trusts held by third parties. The company discloses its indebtedness on this basis monthly in its Monthly Volume Summary reports which are available on its Web site and in Current Reports on Form 8-K filed with the SEC.

Credit Supplement

National home prices have experienced a cumulative decline of 24% since June 20061 1 National home prices use the internal Freddie Mac index, which is value-weighted based on Freddie Mac's single-family credit guarantee portfolio. The U.S. index is a monthly series; quarterly growth rates are calculated as a 3-month change based on the final month of each quarter. Cumulative decline of 24% calculated as a cumulative compound growth rate. Source: Freddie Mac.

44 States Had Home Price Declines from December 2009 to December 2010 1.9 -6.4 -8.7 -19.1 -4.1 -3.3 RI -2.2 CT -3.6 DC 2.8 -2.1 -7.1 -12.4 -3.1 -1.8 -13.7 -4.3 -0.2 -0.8 0.8 -1.7 -2.1 -1.0 3.4 -2.5 -8.6 -8.8 -4.0 -5.2 3.6 -3.5 -2.7 -2.5 -3.2 -7.0 -1.0 -2.6 -0.5 -7.0 -0.8 -6.8 2.3 -4.1 -1.0 -6.6 -4.8 -4.3 -8.6 -5.0 1.6 -1.4 >= 0% -3 to 0% < -6% -6 to -3% United States -4.1% -2.0 1 National home prices use the internal Freddie Mac index, which is value-weighted based on Freddie Mac's single-family credit guarantee portfolio. State indexes are monthly series; annual growth rates are calculated as a 12-month change. Source: Freddie Mac

1 Source: National Delinquency Survey from the Mortgage Bankers Association. Categories represent first lien single-family loans. 2 See "MD&A - RISK MANAGEMENT - Credit Risk - Mortgage Credit Risk - Credit Performance - Delinquencies" in Freddie Mac's 2010 Form 10-K for the year ended December 31, 2010, for information about the company's reported delinquency rates. 1 1 1 27.46% 8.57% 6.25% 3.84% Single-family Serious Delinquency Rates Mortgage market and Freddie Mac serious delinquency rates 2

80% Loan purpose of single-family credit guarantee portfolio purchases 1 The relief refinance mortgage initiative is Freddie Mac's implementation of the Home Affordable Refinance Program. Under the program, the company allows eligible borrowers who have mortgages with high current LTV ratios to refinance their mortgages without obtaining new mortgage insurance in excess of what was already in place. The program is targeted at borrowers with current LTV ratios above 80%; however, Freddie Mac's program also allows borrowers with LTV ratios below 80% to participate. 2 Relief refinance mortgages with LTV ratios of 80% and above represented approximately 12% and 4% of our total single-family credit guarantee portfolio purchases in 2010 and 2009, respectively. 1, 2

Credit quality of single-family credit guarantee portfolio purchases1 Weighted Average Original LTV Ratio 2 of Single-family Mortgage Loans Purchased Weighted Average Credit Score3 of Single-family Mortgage Loans Purchased 1 Purchases in 2010 and 2009 exclude mortgage loans acquired under the Freddie Mac Relief Refinance MortgageSM initiative. Relief refinance mortgages with LTV ratios of 80% and above represented approximately 12% and 4% of purchases in the single-family credit guarantee portfolio in 2010 and 2009, respectively. 2 Original LTV ratios are calculated as the amount of the mortgage Freddie Mac guarantees including the credit-enhanced portion, divided by the lesser of the appraised value of the property at time of mortgage origination or the mortgage borrower's purchase price. Second liens not owned or guaranteed by Freddie Mac are excluded from the LTV ratio calculation. 3 Credit score data is based on FICO scores at the time of origination. FICO scores are ranked on a scale of approximately 300 to 850 points.

Credit quality of single-family guarantee portfolio outstanding 1 Portfolio characteristics are based on the unpaid principal balance of the single-family credit guarantee portfolio including Other Guarantee Transactions where loan characteristics data is available. 2 See "NOTE 17: SEGMENT REPORTING" in the company's Annual Report on Form 10-K for the year ended December 31, 2010 for further information regarding our segments. 3 Single-family credit guarantee portfolio information and credit expenses are presented based on year of loan origination, whereas Segment Earnings management and guarantee income is presented by year of guarantee origination. 4 Includes amortization of delivery fees of $373 million for 4Q 2010. 5 Credit Expenses consist of the aggregate of the Segment Earnings provision for credit losses and Segment Earnings REO operations expense for the single-family guarantee segment. 6 Annualized, based on the average securitized balance of the single-family credit guarantee portfolio. Historical rates may not be representative of future results. 7 Calculated as Segment Earnings Management and Guarantee Income less Credit Expenses (see footnote 5 above). Note: Management and Guarantee Income and Credit Expenses represent current period rather than life of loan information.

Single-family credit statistics 1 Calculated as annualized credit losses divided by the average total single-family credit guarantee portfolio. 2 Consists of the unpaid principal balance of the single-family credit guarantee portfolio and the net carrying value of single-family REO balances shown on line 10.

Single-family credit losses by book year1 and state 1 Book year indicates year of loan origination. 2 Based on the unpaid principal balance of the single-family credit guarantee portfolio. 3 Consist of the aggregate amount of charge-offs, net of recoveries, and REO operations expense in each of the respective periods. 4 Based on the number of loans that are three monthly payments or more past due or in the process of foreclosure. Includes Other Guarantee Transactions where loan characteristics data is available.

Single-family 4Q 2010 credit losses & REO by region and state 1 Based on the unpaid principal balance of the single-family credit guarantee portfolio. 2 UPB amounts include Other Guarantee Transactions where loan characteristics data is available. 3 Based on the UPB of loans at the time of REO acquisition. 4 Consist of the aggregate amount of charge-offs, net of recoveries, and REO operations expense.

Single-family credit guarantee portfolio characteristics1 1 Portfolio characteristics are based on the unpaid principal balance of the single-family credit guarantee portfolio including Other Guarantee Transactions where loan characteristics data is available. 2 Loans classified as Alt-A by the lender or if the loans had reduced documentation requirements, as well as a combination of certain credit characteristics and expected performance characteristics at acquisition which, when compared to full documentation loans in the company's portfolio, indicate that the loan should be classified as Alt-A. Freddie Mac discontinued purchases of Alt-A loans on March 1, 2009, or as its customers contracts permitted. However, in the event the company purchases a refinance mortgage in either the Freddie Mac Relief Refinance MortgageSM initiative or in another mortgage refinance initiative and the original loan had been previously identified as Alt-A, such refinance loan may no longer be categorized or reported as an Alt-A mortgage in Freddie Mac's financial reports because the new refinance loan replacing the original loan would not be identified by the servicer as an Alt-A loan. As a result, the company's reported Alt-A balances may be lower than would otherwise be the case had such refinancing not occurred. 3 As of September 1, 2010, the company no longer purchases interest-only loans. 4 Based on the number of loans that are three monthly payments or more past due or in the process of foreclosure. Note: Individual categories are not mutually exclusive, and therefore are not additive across columns.

Single-family credit guarantee portfolio characteristics, continued1 1 Portfolio characteristics are based on the unpaid principal balance of the single-family credit guarantee portfolio including Other Guarantee Transactions where loan characteristics data is available. 2 Loans classified as Alt-A by the lender or if the loans had reduced documentation requirements, as well as a combination of certain credit characteristics and expected performance characteristics at acquisition which, when compared to full documentation loans in the company's portfolio, indicate that the loan should be classified as Alt-A. Freddie Mac discontinued purchases of Alt-A loans on March 1, 2009, or as its customers contracts permitted. However, in the event the company purchases a refinance mortgage in either the Freddie Mac Relief Refinance MortgageSM initiative or in another mortgage refinance initiative and the original loan had been previously identified as Alt-A, such refinance loan may no longer be categorized or reported as an Alt-A mortgage in Freddie Mac's financial reports because the new refinance loan replacing the original loan would not be identified by the servicer as an Alt-A loan. As a result, the company's reported Alt-A balances may be lower than would otherwise be the case had such refinancing not occurred. 3 As of September 1, 2010, the company no longer purchases interest-only loans. 4 Indicates year of loan origination. Each Book Year category represents the percentage of loans referenced in line 1 of the same vertical column, which Freddie Mac purchased within the respective year. Note: Individual categories are not mutually exclusive, and therefore are not additive across columns.

Single-family credit profile by book year and product feature1 1 Portfolio characteristics are based on the unpaid principal balance of the single-family credit guarantee portfolio including Other Guarantee Transactions where loan characteristics data is available. 2 Indicates year of loan origination. 3 Based on the number of loans that are three monthly payments or more past due or in the process of foreclosure.

Single-family credit guarantee portfolio composition by product1 1 Portfolio characteristics are based on the unpaid principal balance of the single-family credit guarantee portfolio including Other Guarantee Transactions where loan characteristics data is available. 2 Mortgage loans whose contractual terms have been modified under agreement with the borrower are not counted as delinquent for purposes of reporting delinquency rates if the borrower is less than three monthly payments delinquent under the modified loan. The volume and timing of effective modifications impacts the company's reported single-family delinquency rate. 3 Includes 40-year mortgages. 4 Includes balloon/resets and option ARM mortgage loans. 5 Interest-only includes adjustable-rate and fixed-rate mortgages. As of September 1, 2010, the company discontinued purchases of interest-only loans. 6 Other consists of FHA/VA and USDA Rural Development loans.

Single-family cumulative foreclosure transfer and short sale rates1 by book year 1 Rates are calculated for each year of origination as the number of loans that have proceeded to foreclosure transfer or short sale and resulted in a credit loss, excluding any subsequent recoveries, divided by the number of loans in the company's single-family credit guarantee portfolio. Includes Other Guarantee Transactions where loan characteristics data is available.

Multifamily mortgage portfolio by attribute1 1 Based on unpaid principal balance (UPB) of the multifamily mortgage portfolio. 2 Based on the UPB of mortgages two monthly payments or more past due or in foreclosure. Freddie Mac revised its 2010 delinquency rates to exclude multifamily borrowers who have entered into a forbearance agreement and are abiding by the terms of the agreement, but had been previously included in the company's multifamily delinquency rates. 3 Based on top state geographic concentration by UPB at December 31, 2010.

Multifamily mortgage portfolio by attribute, continued1 1 Based on unpaid principal balance (UPB) of the multifamily mortgage portfolio. 2 Based on the UPB of mortgages two monthly payments or more past due or in foreclosure. Freddie Mac revised its 2010 delinquency rates to exclude multifamily borrowers who have entered into a forbearance agreement and are abiding by the terms of the agreement, but had been previously included in the company's multifamily delinquency rates. 3 DSCR - Debt Service Coverage Ratio - is an indicator of future credit performance for multifamily loans. DSCR estimates a multifamily borrower's ability to service its mortgage obligation using the secured property's cash flow, after deducting non-mortgage expenses from income. The higher the DSCR, the more likely a multifamily borrower will be able to continue servicing its mortgage obligation.

Safe Harbor Statements Freddie Mac obligations Freddie Mac's securities are obligations of Freddie Mac only. The securities, including any interest or return of discount on the securities, are not guaranteed by and are not debts or obligations of the United States or any federal agency or instrumentality other than Freddie Mac. No offer or solicitation of securities This presentation includes information related to, or referenced in the offering documentation for, certain Freddie Mac securities, including offering circulars and related supplements and agreements. Freddie Mac securities may not be eligible for offer or sale in certain jurisdictions or to certain persons. This information is provided for your general information only, is current only as of its specified date and does not constitute an offer to sell or a solicitation of an offer to buy securities. The information does not constitute a sufficient basis for making a decision with respect to the purchase or sale of any security. All information regarding or relating to Freddie Mac securities is qualified in its entirety by the relevant offering circular and any related supplements. Investors should review the relevant offering circular and any related supplements before making a decision with respect to the purchase or sale of any security. In addition, before purchasing any security, please consult your legal and financial advisors for information about and analysis of the security, its risks and its suitability as an investment in your particular circumstances. Forward-looking statements Freddie Mac's presentations may contain forward-looking statements, which may include statements pertaining to the conservatorship, the company's current expectations and objectives for its efforts under the MHA Program and other programs to assist the U.S. residential mortgage market, future business plans, liquidity, capital management, economic and market conditions and trends, market share, the effect of legislative and regulatory developments, implementation of new accounting standards, credit losses, internal control remediation efforts, and results of operations and financial condition on a GAAP, Segment Earnings and fair value basis. Management's expectations for the company's future necessarily involve a number of assumptions, judgments and estimates, and various factors, including changes in market conditions, liquidity, mortgage-to-debt option-adjusted spread, credit outlook, actions by FHFA, Treasury, the Federal Reserve, the Obama Administration and Congress, and the impacts of legislation or regulations and new or amended accounting standards, could cause actual results to differ materially from these expectations. These assumptions, judgments, estimates and factors are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2010, which is available on the Investor Relations page of the company's Web site at www.FreddieMac.com/investors and the SEC's Web site at www.sec.gov. The company undertakes no obligation to update forward-looking statements it makes to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.